UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEALTHCARE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXYLITE MESSAGE

Hi, this is Mike Weil, CEO of Healthcare Trust, Inc.

Over the next week you will receive proxy materials related to the HTI Annual Meeting being held on May 12th.

I am calling to ask that you take a minute to cast your vote after reviewing the materials.

This year you are being asked to vote on the election of two directors, Governor Edward G. Rendell and Elizabeth K. Tuppeny, to serve until the 2025 annual meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Your vote matters and will help HTI to hold the required annual meeting as scheduled in a few weeks.

Our board recommends that you vote in favor of both proposals

If you are ready to vote your shares now or have questions about the proxy, you may press 1 at any time during this message to be connected with a Broadridge proxy specialist.

If you received this as a message on your voice mail you may contact a proxy specialist at 1-855-973-0096 between 9:00am and 5:00pm Monday through Friday to vote your shares or for assistance with questions about the proxy materials.

I appreciate your investment in HTI and thank you in advance for your participation in this year’s annual meeting.